UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

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Colfax Corporation

(Exact name of registrant as specified in its charter)

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Delaware	001-34045	54-1887631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 National Business Parkway, 5th Floor Annapolis Junction, MD 20701
(Address of principal executive offices) (Zip Code)

(301) 323-9000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CFX	New York Stock Exchange
5.75% Tangible Equity Units	CFXA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2020, at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Colfax Corporation (the “Company”), the Colfax Corporation 2020 Omnibus Incentive Plan (the “2020 Plan”) was approved by the Company’s stockholders. The 2020 Plan was previously adopted by the Company’s Board of Directors (the “Board”) on April 3, 2020, subject to the approval of the Company’s stockholders.

The Compensation Committee of the Board (the “Committee”) has the power and authority to administer and implement the 2020 Plan. Under the 2020 Plan, the Committee may grant equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based stock, performance-based stock units, dividend equivalents, and unrestricted stock awards for the purpose of providing our non-employee directors, officers and other employees (and those of our subsidiaries and affiliates) with incentives and rewards for performance. Subject to adjustment as provided in the 2020 Plan, the number of shares of our common stock that may be issued or transferred under the 2020 Plan will not exceed, in the aggregate, 4,430,000 shares. The 2020 Plan has a ten year term.

In addition, on May 20, 2020, the Committee approved forms of award agreements for use in granting non-qualified stock option, restricted stock unit and performance stock unit awards under the 2020 Plan.

The foregoing descriptions of the 2020 Plan and the forms of award agreements are qualified by the full text of the 2020 Plan and each of the forms of award agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 21, 2020, the Company held its Annual Meeting, at which four proposals were submitted to the Company’s stockholders. The proposals are described in detail in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 9, 2020.  The final results for each proposal are set forth below:

Proposal 1- Election of Directors:

The Company’s stockholders elected ten directors to the Board (to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified).  The votes regarding this proposal were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Mitchell P. Rales	100,417,634	3,399,621	107,887	3,454,260
Matthew L. Trerotola	103,353,783	537,696	33,663	3,454,260
Patrick W. Allender	100,139,001	3,752,422	33,719	3,454,260
Thomas S. Gayner	72,775,439	31,116,065	33,638	3,454,260
Rhonda L. Jordan	102,371,048	1,512,465	41,629	3,454,260
Liam J. Kelly	103,695,152	186,094	43,896	3,454,260
A. Clayton Perfall	103,261,576	628,393	35,173	3,454,260
Didier Teirlinck	103,353,755	534,140	37,247	3,454,260
Rajiv Vinnakota	102,368,089	1,521,306	35,747	3,454,260
Sharon Wienbar	102,688,462	1,203,067	33,613	3,454,260

Proposal 2- Ratification of appointment of independent registered accounting firm:

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.  The votes regarding this proposal were as follows:

For	Against	Abstain
106,866,972	470,103	42,327

Proposal 3- Advisory vote on the executive compensation of the named executive officers:

The Company’s stockholders approved, by non-binding advisory vote, the compensation of the Company's named executive officers. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
101,317,491	2,560,669	46,982	3,454,260

Proposal 4- Approval of the adoption of the Colfax Corporation 2020 Omnibus Incentive Plan:

The Company’s stockholders approved the adoption of the Colfax Corporation 2020 Omnibus Incentive Plan. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
102,334,354	1,565,988	24,800	3,454,260

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

10.1	Colfax Corporation 2020 Omnibus Incentive Plan

10.2	Form of Non-Qualified Stock Option Agreement – Chief Executive Officer (2020 Plan)

10.3	Form of Non-Qualified Stock Option Agreement – Officer (w/ Retirement) (2020 Plan)

10.4	Form of Non-Qualified Stock Option Agreement – Outside Director (2020 Plan)

10.5	Form of Performance Stock Unit Agreement – Chief Executive Officer (2020 Plan)

10.6	Form of Performance Stock Unit Agreement – Officer (w/ Retirement) (2020 Plan)

10.7	Form of Restricted Stock Unit Agreement – Chief Executive Officer (2020 Plan)

10.8	Form of Restricted Stock Unit Agreement – Officer (w/ Retirement) (2020 Plan)

10.9	Form of Restricted Stock Unit Agreement – Outside Director (2020 Plan)

104	Cover Page Interactive Data File - The cover page from this Current Report on Form 8-K is formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2020

COLFAX CORPORATION

By:	/s/ Bradley J. Tandy
Name:	Bradley J. Tandy
Title:	SVP, General Counsel